EXHIBIT 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Announces Above Market $7.5 Million Private Placement Offering of Common Stock and Warrants

ALISO VIEJO, CA, November 7, 2018 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today announced that it has entered into a securities purchase agreement with institutional investors for the issuance and sale of $7.5 million of the Company’s common stock at a purchase price of $2.32 per share. As part of the purchase, each investor will also receive a warrant to purchase an additional number of shares of common stock equal to the number of shares purchased by the investor at an exercise price of $2.20 per share.  Further, as part of the transaction, previously issued warrant agreements are being amended, which will allow the Company to reclassify them as equity.

The offering is expected to close on or about November 7, 2018, subject to the satisfaction of customary closing conditions.

The Company’s estimated net proceeds from the private placement are expected to be approximately $6.9 million. The Company intends to use the net proceeds for general corporate purposes and to repay certain short and long-term debt obligations.

“I am pleased with the financing that we announced today,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “This capital raise significantly enhances our

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balance sheet, giving us maximum flexibility to execute quickly on strategic initiatives, while simultaneously paying off short and long-term debts.”

Chardan acted as exclusive placement agent in connection with this offering. Roth Capital Partners served as financial advisor, and Buchanan Ingersoll & Rooney PC served as counsel to the Company.

As part of the closing, the Company will enter into a registration rights agreement with investors whereby the Company agrees to prepare and file a registration statement with the Securities and Exchange Commission to allow for the registration of the resale of shares of common stock issued in the transaction, as well as the shares of common stock issuable upon exercise of the warrants issued in the transaction.

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and Cable MSOs around the world.  From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. Our portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual messaging, and 2D/3D graphics applications. For more information, visit www.smithmicro.com.

Forward-Looking Statements:

Certain statements in this press release are forward-looking statements regarding future events or results, including statements related to our future business plans and operating and financial results, our plans for future M&A and strategic activity, our intended payment of debts, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Among the important factors that could cause or contribute to such differences are our ability to continue as a going concern, our ability to raise more funds to meet our capital needs, changes in demand for our products from our customers and their end-users, customer concentration, given that the majority of our sales depend on a few large customer relationships, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange

Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.